UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 15, 2013

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b), (c) and (e).

On March 15, 2013, The PNC Financial Services Group, Inc. (PNC) announced that Richard J. Johnson expects to retire as Executive Vice President and Chief Financial Officer following the filing of PNC’s second quarter 2013 report on Form 10-Q. PNC announced that Robert Q. Reilly, currently Executive Vice President and head of PNC’s Asset Management Group will succeed Mr. Johnson as chief financial officer at that time.

Mr. Reilly, who is 48 years old, joined PNC in 1987. He has served as the head of PNC’s Asset Management Group since 2005. Previously, he held numerous management positions in investment and commercial banking and in asset management at PNC. He was appointed Executive Vice President in February 2009.

Mr. Reilly will continue to be entitled to participate in the compensation programs applicable to PNC’s executive officers, as described in PNC’s proxy statements and other filings with the Securities and Exchange Commission. In connection with his new position, effective April 1, 2013, Mr. Reilly’s compensation will include an annual base salary of $500,000 and aggregate target incentive compensation of $2,500,000 consisting of $1,000,000 in annual cash incentive compensation and $1,500,000 in long-term equity based incentive compensation. The incentive compensation for 2013 will be prorated so that he will receive one-fourth of the amount based on his current target and three-fourths of the amount based on this new target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	The PNC Financial Services Group, Inc.

	By:	/s/ Richard J. Johnson
		Name:	Richard J. Johnson
		Title:	Executive Vice President and Chief Financial Officer